Exhibit 5.1

333 West Wolf Point Plaza Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200
September 22, 2026
Accelevation Holdings Corp.
9555 N. Springboro Pike, Suite 400
Miamisburg, Ohio 45342

Re:	Registration Statement on Form S-1
Ladies and Gentlemen:
We are issuing this opinion in our capacity as special legal counsel to Accelevation
Holdings Corp., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of up to 34,500,000 shares of its Class A common stock, par value
$0.0001 per share (the “Class A Common Stock”), consisting of 8,635,165 shares of Class A
Common Stock to be newly issued and sold by the Company (the “Company Shares”) and
21,364,835 shares of Class A Common Stock (together with the Company Shares, the “Shares”)
to be sold by the stockholders (the “Selling Stockholders”) listed in the Registration Statement
(as defined below) under “Principal and Selling Stockholders,” including up to 4,500,000 shares of Class A Common Stock to be sold by the Selling Stockholders upon exercise of the underwriters’ over-allotment option, pursuant to a Registration Statement on Form S-1
(Registration No. 333-298715), initially publicly filed with the U.S. Securities and Exchange
Commission (the “Commission”) on September 2, 2026, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, the
“Registration Statement”). The term “Shares” shall include any additional shares of Class A
Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.
In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the corporate and organizational documents of the Company, including the form of Amended and Restated
Certificate of Incorporation of the Company filed as Exhibit 3.2 to the Registration Statement
(the “Certificate of Incorporation”) to be filed with the Secretary of State of the State of
Delaware, which will become effective prior to the sale of the Shares; (ii) minutes and records of the proceedings of the Company with respect to the issuance and sale of the Shares; (iii) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement proposed to be entered into by and among the Company, Accelevation Holdings LLC, the

Accelevation Holdings Corp. September 22, 2026 Page 2
Selling Stockholders and the representatives of the several underwriters (the “Underwriting
Agreement”); and (iv) the Registration Statement.
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company) and the due authorization, execution and delivery of all documents by the parties thereto (other than the
Company). As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that when the Certificate of Incorporation is duly filed with the
Secretary of State of the State of Delaware, the Shares will be duly authorized, and, when the
Registration Statement becomes effective under the Act, the final Underwriting Agreement is duly executed and delivered by the parties thereto and the Shares are registered by the
Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the final Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.
Our advice on every legal issue addressed in this opinion is based exclusively on the
General Corporation Law of the State of Delaware.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation
Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.
This opinion is furnished to you in connection with the filing of the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

Accelevation Holdings Corp. September 22, 2026 Page 3
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the
Registration Statement. We also consent to the reference to our firm under the heading “Legal
Matters” in the Registration Statement. This opinion and consent may also be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP